FIRST AMENDMENT TO
                       CREDIT AGREEMENT AND LIMITED WAIVER


         This First Amendment to Credit Agreement and Limited Waiver (this "Amendment") is dated as of March 31, 1999 and entered into by and among SPECIAL METALS CORPORATION, a Delaware corporation (the "Borrower"), the banks and other financial institutions signatory hereto that are party as Lenders to the Credit Agreement referred to below (the "Lenders") and CREDIT LYONNAIS NEW YORK BRANCH, as Agent and as Issuing Bank.

                                    Recitals

         Whereas, the Borrower, the Lenders, the Issuing Bank and the Agent have entered into that certain Credit Agreement dated as of October 28, 1998 (the "Credit Agreement"; capitalized terms used in this Amendment without definition shall have the meanings given such terms in the Credit Agreement); and

         Whereas, the Borrower has requested that the Lenders agree, subject to the conditions and upon the terms set forth in this Amendment, to amend certain provisions of the Credit Agreement and to waive an Event of Default that occurred at December 31, 1998 under subsection 9.1(a) of the Credit Agreement and an Event of Default that occurred after February 1, 1999 under subsection 9.2(i) of the Credit Agreement; and

         Whereas, the Lenders are willing to agree to such amendments and waiver, subject to the conditions and on the terms set forth herein;

         Now Therefore, in consideration of the premises and the mutual agreements set forth herein, the Borrower, the Lenders, the Issuing Bank and the Agent agree as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Credit Agreement is hereby amended as follows:

         1.1 Applicable Margin. The definition of "Applicable Margin" set forth in subsection 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

                  "Applicable Margin": a per annum rate that:

                  (a) with respect to Revolving Credit Loans and the Tranche A Term Loans, shall be the amount set forth below for the applicable Type of Loan (with (lambda) being the Leverage Ratio), as of the last day of the most recent fiscal quarter:

         Level      Leverage Ratio        Base Rate       Eurodollar Rate

           I         (lambda)<2.00          0.00%              0.75%

          II       2.00<=(lambda)<2.50      0.00%              1.00%

          III      2.50<=(lambda)<3.00      0.00%              1.25%

          IV*       (lambda)>=3.00          1.50%              2.75%

               * includes V and VI, for purposes of subsection 3.4

         provided that (i) for any day preceding the date on which the First Amendment became effective, the Applicable Margin shall be as prescribed by this Agreement as in effect on such day, (ii) on each day on which an Event of Default has occurred and is continuing, the Applicable Margin shall be 1.50% per annum if such Loans are Base Rate Loans and 2.75% per annum if such Loans are Eurodollar Loans, and (iii) if the Borrower fails to deliver the financial statements required by subsection 8.1(a) or (b) when due (without giving effect to any grace period or notice requirement), the Applicable Margins shall be as set forth in clause (ii) above until such time as such delivery is made; and

                  (b) with respect to the Tranche B Term Loans, shall be 2.00% per annum if such Loans are Base Rate Loans and 3.25% per annum if such Loans are Eurodollar Loans, except that when and so long as the Leverage Ratio as of the last day of the most recent fiscal quarter is less than or equal to 2.75:1, the Applicable Margin for Tranche B Term Loans shall be 1.50% per annum if such Loans are Base Rate Loans and 2.75% per annum if such Loans are Eurodollar Loans; provided that (i) for any day preceding the date on which the First Amendment became effective, the Applicable Margin shall be as prescribed by this Agreement as in effect on such day, (ii) on each day on which an Event of Default has occurred and is continuing, the Applicable Margin shall be 2.00% per annum if such Loans are Base Rate Loans and 3.25% per annum if such Loans are Eurodollar Loans, and (iii) if the Borrower fails to deliver the financial statements required by subsection 8.1(a) or (b) (without giving effect to any grace period or notice requirement), the Applicable Margins shall be as set forth in clause
         (ii) above until such time as such delivery is made.

                  Any change in the Applicable Margin shall be effective on the Business Day following delivery of the financial statements under subsection 8.1(a) or (b), subject to the provisos above.

         1.2 Fixed Charges. The definition of "Fixed Charges" contained in subsection 1.1 of the Credit Agreement is amended by inserting therein, immediately after the text "Preferred Stock Dividends":

               (except Deferred Preferred Stock Dividend Accruals)

         1.3 Permitted Acquisitions. The definition of "Permitted Acquisition" contained in subsection 1.1 of the Credit Agreement is deleted in its entirety and the uses of that term elsewhere in the Credit Agreement are eliminated by:

                  A. Deleting, in the definition of "Excess Cash Flow" in subsection 1.1 of the Credit Agreement, the entire text of clause (vi) therein and replacing such text with "[deleted by First Amendment],"

                  B. Deleting the text ", Permitted Acquisitions" in subsection
         3.6 of the Credit Agreement,

                  C. Deleting, in subsection 9.5 of the Credit Agreement, the entire text of paragraph (e) therein and replacing such text with "[deleted by First Amendment],"

                  D. Deleting, in subsection 9.9 of the Credit Agreement, the entire text of paragraph (e) therein and replacing such text with "[deleted by First Amendment]," and

                  E. Deleting, in subsection 9.15 of the Credit Agreement, all of the text therein that follows the words "directly related thereto."

         1.4 Qualifying Insurance and Other Proceeds. The definition of "Qualifying Insurance and Other Proceeds" set forth in subsection 1.1 of the Credit Agreement is amended by deleting all of the text therein that consists of or follows clause (b) thereof and replacing it with the following:

         (b) all payments, credits, purchase price adjustments and indemnities which the Borrower or any of its Subsidiaries receives at any time after the Closing Date by reason of any claim asserted against any of the Sellers for any indemnity or payment due under the Purchase Agreement or for breach thereof or for any adjustment to the purchase consideration paid or payable thereunder or otherwise directly or indirectly based on, arising or derived from or relating to the Purchase Agreement or any of the transactions or matters contemplated thereby or any loss or claim resulting therefrom (other than payments made by any Seller to the Borrower or any of its Subsidiaries on account of a liability incurred by the Borrower or any of its Subsidiaries to a third party, for reimbursement of costs and expenses paid by the Borrower or any of its Subsidiaries or for goods sold or services rendered by the Borrower or any of its Subsidiaries), whether such payment, credit, adjustment or indemnity is received in cash, securities or property or credited or offset (or held for credit or offset) against any obligation outstanding to any of the Sellers under the Purchase Agreement or in respect of any other agreement, transaction or event, minus, in the case of clauses (a) and (b), reasonable costs and expenses (including legal and accounting fees) actually incurred by the Borrower or its Subsidiaries in recovering such proceeds, payment, credit, adjustment or indemnity.

         1.5 Additional Definitions. Subsection 1.1 of the Credit Agreement is amended by adding the following additional definitions in the proper alphabetical sequence:

                  "Deferred Preferred Stock Dividend Accruals": all dividends on the Preferred Stock accrued or accruing at any time prior to October 28, 1999 pursuant to the Preferred Stock Documents (as in effect on the Closing Date) and all dividends required or permitted under the Preferred Stock Documents (as in effect on the Closing Date) to be declared or paid in respect of any period of time prior to October 28, 1999, in each case whether or not paid and whenever payable or paid.

                  "First Amendment": the First Amendment to Credit Agreement and Limited Waiver dated as of March 31, 1999 by and among the Borrower, the Lenders signatory thereto and Credit Lyonnais New York Branch as Agent and Issuing Bank.

         1.6 Monthly Financial Reports. Subsection 8.1 of the Credit Agreement is amended by inserting the following new paragraph (c) immediately after paragraph (b) thereof:

                  (c) as soon as available, but in any event not later than 45 days after the end of each fiscal month of the Borrower in each of the fiscal years ending on December 31, 1999 and December 31, 2000, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month, certified by a Responsible Officer as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments and the absence of certain notes).

         1.7 Financial Condition Covenants. Subsection 9.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

                  9.1 Financial Condition Covenants.

                  (a) EBITDA Maintenance. Permit Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on a date specified below to be less than the amount set forth opposite such period below:

               Period Ending                   Consolidated EBITDA
               -------------                   -------------------
                  3/31/99                          49,000,000
                  6/30/99                          40,000,000
                  9/30/99                          40,000,000
                 12/31/99                          48,500,000
                3/31/2000                          59,900,000
                6/30/2000                          66,900,000
                9/30/2000                          74,500,000
               12/31/2000                          82,000,000
                3/31/2001                          97,800,000
                6/30/2001                         104,800,000
                9/30/2001                         112,400,000
               12/31/2001                         120,000,000
                3/31/2002                         120,000,000
                6/30/2002                         125,000,000
                9/30/2002                         130,000,000
               12/31/2002                         135,000,000
                3/31/2003                         135,000,000
                6/30/2003                         135,000,000
                9/30/2003                         140,000,000
               12/31/2003                         145,000,000
           and thereafter

                  (b) Leverage Ratio. Permit the Leverage Ratio as of the last day of each fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter below:

               Period Ending                       Ratio
               -------------                       -----
                 12/31/98                          4.35
                  3/31/99                          6.75
                  6/30/99                          6.75
                  9/30/99                          6.75
                 12/31/99                          5.50
                3/31/2000                          4.40
                6/30/2000                          4.00
                9/30/2000                          3.60
               12/31/2000                          3.00
                3/31/2001                          3.00
                6/30/2001                          3.00
                9/30/2001                          3.00
               12/31/2001                          2.75
                3/31/2002                          2.75
                6/30/2002                          2.75
                9/30/2002                          2.75

               Period Ending                       Ratio
               -------------                       -----
               12/31/2002                          2.50
                3/31/2003                          2.50
                6/30/2003                          2.50
                9/30/2003                          2.50
               12/31/2003                          2.25
           and thereafter

                  (c) Interest Coverage Ratio. Commencing the fiscal quarter ended December 31, 1998, permit the ratio of Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters of the Borrower and its consolidated Subsidiaries to Consolidated Interest Expense of the Borrower and its consolidated Subsidiaries for such period to be less than the ratio set forth opposite such fiscal quarter below:

               Period Ending                       Ratio
               -------------                       -----
                 12/31/98                          2.75
                  3/31/99                          1.65
                  6/30/99                          1.55
                  9/30/99                          1.50
                 12/31/99                          1.75
                3/31/2000                          2.25
                6/30/2000                          2.50
                9/30/2000                          2.75
           and thereafter


                  (d) Fixed Charge Ratio. Commencing the fiscal quarter ended December 31, 1998, permit the ratio of Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for any period of four consecutive fiscal quarters ending on the last day of such quarter, to Fixed Charges of the Borrower and its consolidated Subsidiaries for such period to be less than the ratio set forth opposite such fiscal quarter below:

               Period Ending                       Ratio
               -------------                       -----
                 12/31/98                          1.00
                  3/31/99                          0.85
                  6/30/99                          0.85
                  9/30/99                          0.85
                 12/31/99                          1.00
           and thereafter

         1.8 Receivables Program Indebtedness. Subsection 9.2(i) of the Credit Agreement is amended by deleting "February 1, 1999" and replacing it with "September 30, 1999" and by inserting after "$35,000,000" and prior to the period at the end thereof:

         from the Closing Date until February 1, 1999, and not to exceed $11,700,000 thereafter until September 30, 1999

         1.9 Preferred Stock Dividends. Subsection 9.7 of the Credit Agreement is amended by deleting the text "(a) the Borrower may declare and pay cash dividends on its Preferred Stock in accordance with the terms of the Preferred Stock Documents as in effect on the Closing Date;" and replacing such text with:

         (a) at any time after the Borrower delivers, in conformity with subsection 8.1, its audited annual financial statements as at December 31, 1999 and for the fiscal year then ended, the Borrower may:

                           (i) declare and pay cash dividends (other than in
                  respect of Deferred Preferred Stock Dividend Accruals) on its Preferred Stock in accordance with the terms of the Preferred Stock Documents as in effect on the Closing Date; and

                           (ii) declare and pay a single cash dividend in
                  respect of Deferred Preferred Stock Dividend Accruals, but only if (A) such dividend does not exceed $7,000,000, (B) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the period of three consecutive fiscal quarters ending on December 31, 1999 (as confirmed to the Agent and Lenders by a certificate of a Responsible Officer of the Borrower accompanied by a review letter, satisfactory to the Required Lenders, from the accountants that audited such financial statements) was not less than $49,500,000, and (C) the ratio of (x) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the period of three consecutive fiscal quarters ending on December 31, 1999 (as so confirmed) to (y) the sum of (I) Fixed Charges for such period (as likewise so confirmed) and (II) the amount of such dividend is not less than 1.00 to 1;

         1.10 Capital Expenditures. Subsection 9.8 of the Credit Agreement is deleted in its entirety and replaced with the following:

                  9.8 Limitation on Capital Expenditures. Make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures, except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its consolidated Subsidiaries, during any fiscal year ending on December 31 an amount equal to:

                  (a) $44,000,000 in the fiscal year 1998;

                  (b) $20,000,000 in the fiscal year 1999;

                  (c) in each fiscal year after 1999, if the EBITDA Threshold was met for the immediately preceding fiscal year, the amount set forth below:

                 Fiscal Year                                 Amount
                 -----------                                 ------
                    2000                                   30,000,000
                    2001                                   36,800,000
                    2002                                   37,500,000
                    2003                                   39,100,000
                    2004                                   41,100,000
                    2005 and thereafter                    38,000,000

                  (d) in each fiscal year after 1999, if the EBITDA Threshold was not met for the immediately preceding fiscal year, the greater of
         (i) $15,000,000 and (ii) the amount set forth in the table in paragraph
         (c) above for the applicable fiscal year less the difference (if a positive number) between (i) the EBITDA Threshhold for the immediately preceding fiscal year and (ii) Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the immediately preceding fiscal year; and

                  (e) for the purposes of paragraphs (c) and (d) above, the "EBITDA Threshold" for any fiscal year shall be met if Consolidated EBITDA for the Borrower and its consolidated Subsidiaries for such fiscal year is at least the amount set forth below:

                 Fiscal Year                                 Amount
                 -----------                                 ------
                    1999                                   57,000,000
                    2000                                   96,500,000
                    2001                                  130,000,000
                    2002                                  145,000,000
                    2003 and thereafter                   150,000,000


                  (f) The amount of Capital Expenditures permitted in any fiscal year after 1999 shall be increased by the difference (if a positive number) between (i) the amount of Capital Expenditures permitted in the immediately preceding fiscal year pursuant to this subsection 9.8, without giving effect to this subparagraph (f), and (ii) the aggregate Capital Expenditures made in the preceding fiscal year by the Borrower and its consolidated Subsidiaries.

         2. WAIVER. Subject to the conditions and upon this terms set forth in this Amendment and in reliance on the representations and warranties of the Borrower set forth in this Amendment, the Lenders hereby waive compliance with
(a) subsection 9.1(a) of the Credit Agreement, as in effect on December 31, 1998, insofar as it requires the Consolidated EBITDA of the Borrower and its consolidated Subsidiaries for the period ending December 31, 1998 not to be less than $85,000,000, and (b) subsection 9.2(i) of the Credit Agreement, as in effect from February 1, 1999 and prior to the effective date of this Amendment, insofar as it prohibited Indebtedness that would have been permitted thereunder if this Amendment had then been effective. This waiver is limited solely to the matters set forth in clauses (a) and (b) above, as at the dates and for the period stated therein, and does not constitute a waiver of any other Default or Event of Default or compliance with any other term or condition of the Loan Documents.

         3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders, Agent and Issuing Bank to enter into this Amendment, the Borrower represents and warrants to each Lender, the Agent and the Issuing Bank that the following statements are true, correct and complete:

         3.1 Power and Authority. Each of the Loan Parties has all corporate power and authority to enter into this Amendment and, as applicable, the Consent of Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, this Amendment and the Credit Agreement as amended hereby.

         3.2 Corporate Action. The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties.

         3.3 No Conflict or Violation or Required Consent or Approval. The execution and delivery of this Amendment and the Consent and the performance of the obligations of each Loan Party under or in respect of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate
(a) any provision of the articles or certificate of incorporation or bylaws of any Loan Party or the Preferred Stock Documents, (b) any Requirement of Law, (c) any order, judgment or decree of any court or other governmental agency binding on any Loan Party, or (d) any indenture, agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person, except the consents and approvals described in Annex A attached hereto, each of which has been duly obtained.

         3.4 Execution, Delivery and Enforceability. This Amendment and the Consent and the Credit Agreement as amended hereby and each other Loan Document have been duly executed and delivered by each Loan Party party thereto and are the legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement creditors' rights generally or by general equitable principles.

         3.5 No Default or Event of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the execution and delivery of this Amendment that would constitute a Default or an Event of Default.

         3.6 Financial Projections. The projected financial statements for the Borrower and its Subsidiaries dated March 8, 1999 delivered to the Agent and the Lenders in connection with this Amendment were prepared by the Borrower in good faith and on the basis of the best information available at that time and on the assumptions stated therein, which assumptions the Borrower believes to be reasonable.

         3.7 No Material Adverse Effect. No event has occurred (other than events reflected in the financial statements referred to in Section 3.6 ) that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

         3.8 Representations and Warranties. Each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

         4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This Amendment (including the waiver set forth in Section 2 above) shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Borrower and the Required Lenders and only if and when each of the following conditions is satisfied:

         4.1 Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Agent the Consent.

         4.2 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Borrower or any of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct as of such earlier date), and the Borrower shall have delivered to the Agent a certificate confirming such matters.

         4.3 Supporting Documents and Opinion of Counsel. The Borrower shall have delivered to the Agent copies of resolutions of each of the Loan Parties approving and authorizing this Amendment and the Consent, together with an incumbency certificate for the persons executing this Amendment or the Consent and an opinion of Bond, Schoenick & King, LLP, counsel to the Borrower, as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.4 hereof and such other matters as the Agent or Required Lenders may reasonably request, all in form and substance satisfactory to the Agent.

         4.4 Amendment Fee. The Borrower shall have paid to the Agent an amendment fee equal to 0.15% applied to the aggregate outstanding Loans and unused Commitments of each Lender that delivers to the Agent, by hand delivery or telefax no later than 5:00 p.m. on April 7, 1999, a counterpart of this Amendment executed by such Lender. Such fee (a) shall be received by the Agent ratably for account of, and shall be remitted by the Agent solely to, such Lenders and (b) shall be fully earned and nonrefundable when paid.

         4.5 Expense Reimbursements. The Borrower shall have paid all expense reimbursements due to the Agent pursuant to Section 12.5 of the Credit Agreement.

         5. EFFECT OF AMENDMENT. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as expressly amended hereby or waived herein, the Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and are hereby ratified and confirmed.

         6. APPLICABLE LAW. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         7. COMPLETE AGREEMENT. This Amendment sets forth exhaustively the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document or any waiver thereof.

         8. CATCHLINES & COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.


                                        SPECIAL METALS CORPORATION

                                        By: /s/ Donald C. Darling
                                        -------------------------
                                        Name:  Donald C. Darling
                                        Title: V.P. of Administration & CFO


                                        CREDIT LYONNAIS NEW YORK BRANCH, as
                                        Agent, as a Lender and as Issuing Bank

                                        By: /s/ Mark Koneval
                                        --------------------
                                        Name: Mark Koneval
                                        Title: VP


                                        MANUFACTURERS & TRADERS TRUST COMPANY,
                                        as Documentation Agent and as a Lender

                                        By: /s/ Stephen J. Gorczynski
                                        -----------------------------
                                        Name: Stephen J. Gorczynski
                                        Title: Vice President


                                        MELLON BANK, N.A., as Syndication Agent
                                        and as a Lender

                                        By: /s/ Brian V. Ciavarella
                                        ---------------------------
                                        Name: Brian V. Ciavarella
                                        Title: Vice President

                                        THE BANK OF NOVA SCOTIA, as Co-Agent and as a Lender

                                        By: /s/ J. W. Campbell
                                        ----------------------
                                        Name: J. W. Campbell
                                        Title: Unit Head


                                        KEYBANK NATIONAL ASSOCIATION, as Lender

                                        By: /s/ Marianne Meil
                                        ---------------------
                                        Name: Marianne Meil
                                        Title: Vice President


                                        BANK UNITED, as Lender

                                        By: /s/ Phil Green
                                        ------------------
                                        Name: Phil Green
                                        Title: Director


                                        BANQUE NATIONALE DE PARIS, as Lender

                                        By: /s/ Richard L. Sted
                                        -----------------------
                                        Name: Richard L. Sted
                                        Title: Vice President

                                        By: /s/ Nathalie Herrington
                                        ---------------------------
                                        Name: Nathalie Herrington
                                        Title: Vice President

                                        SOCIETE GENERALE, NEW YORK BRANCH, as
                                        Lender

                                        By: /s/ Cynthia Colucci
                                        -----------------------
                                        Name: Cynthia Colucci
                                        Title: Vice President


                                        FLEET NATIONAL BANK, as Lender

                                        By: /s/ Greg L. Gilroy
                                        ----------------------
                                        Name: Greg Gilroy
                                        Title: V.P.


                                        NATIONAL BANK OF CANADA, as Lender

                                        By: /s/ Michael R. Brace
                                        ------------------------
                                        Name: Michael R. Brace
                                        Title: Marketing Officer

                                        By: /s/ Michael S. Woodard
                                        --------------------------
                                        Name: Michael S. Woodard
                                        Title: Vice President

                                        CREDIT AGRICOLE-INDOSUEZ, As Lender

                                        By: /s/ Craig Welch
                                        -------------------
                                        Name: Craig Welch
                                        Title: FVP

                                        By: /s/ Rene LeBlanc
                                        --------------------
                                        Name: Rene LeBlanc
                                        Title: VP, Sr. Rel. Mgr.

                                        NATEXIS BANQUE, as Lender

                                        By: /s/ P. J. Van Tulken
                                        ------------------------
                                        Name: P. J. Van Tulken
                                        Title: VP & Manager

                                        By: /s/ John Rigo
                                        -----------------
                                        Name: John Rigo
                                        Title: Vice President


                                        FIRSTAR BANK, N.A., as Lender By:

                                        /s/ David J. Dannsmiller
                                        ------------------------
                                        Name: David J. Dannsmiller
                                        Title: Vice President

                                     Annex A

                             CONSENTS AND APPROVALS


                                      None

                              CONSENT OF GUARANTORS


         Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Guaranties continue in full force and effect, and (c) ratifies its Guaranty.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 31st day of March, 1999.

                                        SPECIAL METALS DOMESTIC SALES
                                        CORPORATION

                                        By: /s/ Donald C. Darling
                                        -------------------------
                                        Name: Donald C. Darling
                                        Title: Treasurer


                                        INCO ALLOYS INTERNATIONAL, INC.

                                        By: /s/ Donald C. Darling
                                        -------------------------
                                        Name: Donald C. Darling
                                        Title: Treasurer


                                        A-1 WIRE TECH, INC.

                                        By: /s/ Donald C. Darling
                                        -------------------------
                                        Name: Donald C. Darling
                                        Title: Treasurer

                                        CONTROLLED PRODUCTS GROUP INTERNATIONAL,
                                        INC.

                                        By: /s/ Donald C. Darling
                                        -------------------------
                                        Name: Donald C. Darling
                                        Title: Treasurer